Exhibit 99.(d)(1)(b)

SCHEDULE A

(as of April 30, 2024)

As consideration for Invesco Capital Management’s services to each of the Funds listed below, Invesco Capital Management shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco 0-5 Yr US TIPS ETF	0.07	06/27/17	09/19/17	09/22/17	04/30/25
Invesco Alerian Galaxy Blockchain Users and Decentralized Commerce ETF*	0.60	09/14/21	10/01/21	10/07/21	04/30/25
Invesco Alerian Galaxy Crypto Economy ETF*	0.60	09/14/21	10/01/21	10/07/21	04/30/25
Invesco California AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/30/25
Invesco CEF Income Composite ETF	0.50	12/17/09	02/18/10	02/19/10	04/30/25
Invesco China Technology ETF	0.65	12/19/17	04/06/18	04/06/18	04/30/25
Invesco Dorsey Wright Developed Markets Momentum ETF	0.80	10/02/07	12/26/07	12/27/07	04/30/25
Invesco Dorsey Wright Emerging Markets Momentum ETF	0.90	10/02/07	12/26/07	12/27/07	04/30/25
Invesco Dorsey Wright SmallCap Momentum ETF	0.60	06/26/12	07/18/12	07/19/12	04/30/25
Invesco Emerging Markets Sovereign Debt ETF	0.50	10/02/07	10/10/07	10/11/07	04/30/25
Invesco Equal Weight 0-30 Year Treasury ETF	0.15	10/02/07	10/10/07	10/11/07	04/30/25
Invesco ESG NASDAQ 100 ETF	0.20	06/24/21	10/21/21	10/27/21	04/30/25
Invesco ESG NASDAQ Next Gen 100 ETF	0.20	06/24/21	10/21/21	10/27/21	04/30/25
Invesco ESG S&P 500 Equal Weight ETF	0.20	09/14/21	11/14/21	11/17/21	04/30/25
Invesco Floating Rate Municipal Income ETF	0.25	10/02/07	11/13/07	11/14/07	04/30/25
Invesco FTSE RAFI Developed Markets ex-U.S. ETF	0.45	04/20/07	6/22/07	06/25/07	04/30/25

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF	0.49	04/20/07	9/26/07	09/27/07	04/30/25
Invesco FTSE RAFI Emerging Markets ETF	0.49	04/20/07	9/26/07	09/27/07	04/30/25
Invesco Fundamental High Yield® Corporate Bond ETF	0.50	10/02/07	11/12/07	11/13/07	04/30/25
Invesco Fundamental Investment Grade Corporate Bond ETF	0.22	06/21/11	09/14/11	09/15/11	04/30/25
Invesco Global Clean Energy ETF	0.75	04/20/07	6/12/07	06/13/07	04/30/25
Invesco Global ex-US High Yield Corporate Bond ETF	0.35	04/18/13	06/19/13	06/20/13	04/30/25
Invesco Global Water ETF	0.75	04/20/07	6/12/07	06/13/07	04/30/25
Invesco International BuyBack AchieversTM ETF	0.55	12/17/13	02/26/14	02/27/14	04/30/25
Invesco International Corporate Bond ETF	0.50	04/15/10	06/02/10	06/03/10	04/30/25
Invesco KBW Bank ETF	0.35	09/20/11	10/31/11	11/01/11	04/30/25
Invesco KBW High Dividend Yield Financial ETF	0.35	09/23/10	12/01/10	12/02/10	04/30/25
Invesco KBW Premium Yield Equity REIT ETF	0.35	09/23/10	12/01/10	12/02/10	04/30/25
Invesco KBW Property & Casualty Insurance ETF	0.35	09/23/10	12/01/10	12/02/10	04/30/25
Invesco KBW Regional Banking ETF	0.35	09/20/11	10/31/11	11/01/11	04/30/25
Invesco MSCI Global Climate 500 ETF	0.10	04/18/24	[ ]	[ ]	04/30/25
Invesco MSCI Green Building ETF	0.39	03/12/21	4/19/21	4/22/21	04/30/25
Invesco MSCI USA ETF	0.04	06/27/17	09/19/17	09/22/17	04/30/25
Invesco NASDAQ 100 ETF	0.15	09/17/20	10/12/20	10/14/20	04/30/25
Invesco Nasdaq Biotechnology ETF	0.19	05/19/21	06/08/21	06/11/21	04/30/25

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Nasdaq Free Cash Flow Achievers ETF	0.39	09/14/23	12/04/23	12/06/23	04/30/25
Invesco NASDAQ Metaverse ETF	0.35	06/21/22	[ ]	[ ]	04/30/25
Invesco NASDAQ Next Gen 100 ETF	0.15	09/17/20	10/12/20	10/14/20	04/30/25
Invesco NASDAQ Future Gen 200 ETF	0.20	06/21/22	10/13/22	10/13/22	04/30/25
Invesco National AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/30/25
Invesco New York AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/30/25
Invesco PHLX Semiconductor ETF	0.19	05/19/21	06/08/21	06/11/21	04/30/25
Invesco Preferred ETF	0.50	10/02/07	1/25/08	01/28/08	04/30/25
Invesco Russell 1000 Equal Weight ETF	0.20	12/18/14	12/18/14	12/19/14	04/30/25
Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF	0.25	03/12/15	04/08/15	04/09/15	04/30/25
Invesco S&P 500 High Dividend Growers ETF	0.39	09/14/23	12/04/23	12/06/23	04/30/25
Invesco S&P 500® High Beta ETF	0.25	12/16/10	05/02/11	05/05/11	04/30/25
Invesco S&P 500® High Dividend Low Volatility ETF	0.30	09/13/12	10/17/12	10/18/12	04/30/25
Invesco S&P 500® Low Volatility ETF	0.25	12/16/10	05/02/11	05/05/11	04/30/25
Invesco S&P 500 Enhanced Value ETF	0.13	06/23/15	10/01/15	10/09/15	04/30/25
Invesco S&P 500 Minimum Variance ETF	0.10	06/27/17	07/10/17	07/13/17	04/30/25
Invesco S&P 500 Momentum ETF	0.13	06/23/15	10/01/15	10/09/15	04/30/25
Invesco S&P 500 QVM Multi-factor ETF	0.11	06/24/21	06/24/21	06/30/21	04/30/25
Invesco S&P 500 Revenue ETF	0.39	12/12/18	05/24/19	05/24/19	04/30/25
Invesco S&P Emerging Markets Momentum ETF	0.29	12/13/11	02/03/12	02/06/12	04/30/25
Invesco S&P Emerging Markets Low Volatility ETF	0.29	12/13/11	01/12/12	01/13/12	04/30/25

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P International Developed Low Volatility ETF	0.25	12/13/11	01/12/12	01/13/12	04/30/25
Invesco S&P International Developed Momentum ETF	0.25	12/13/11	02/03/12	02/06/12	04/30/25
Invesco S&P International Developed Quality ETF	0.29	04/20/07	6/12/07	06/13/07	04/30/25
Invesco S&P MidCap 400 QVM Multi-factor ETF	0.15	06/24/21	06/24/21	06/30/21	04/30/25
Invesco S&P MidCap 400 Revenue ETF	0.39	12/12/18	05/24/19	05/24/19	04/30/25
Invesco S&P MidCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/30/25
Invesco S&P SmallCap 600® GARP ETF	0.35	03/14/24	03/20/24	03/27/24	04/30/25
Invesco S&P SmallCap 600 QVM Multi-factor ETF	0.15	06/24/21	06/24/21	06/30/21	04/30/25
Invesco S&P SmallCap 600 Revenue ETF	0.39	12/12/18	05/24/19	05/24/19	04/30/25
Invesco S&P® SmallCap Consumer Discretionary ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P® SmallCap Consumer Staples ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P® SmallCap Energy ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P® SmallCap Financials ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P® SmallCap Health Care ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P SmallCap High Dividend Low Volatility ETF	0.30	09/29/16	11/28/16	12/01/16	04/30/25
Invesco S&P® SmallCap Industrials ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P® SmallCap Information Technology ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P SmallCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/30/25
Invesco S&P® SmallCap Materials ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P SmallCap Quality ETF	0.29	03/07/17	03/30/17	04/06/17	04/30/25
Invesco S&P SmallCap Utilities & Communication Services ETF	0.29	03/23/10	04/06/10	04/07/10	04/30/25
Invesco S&P Ultra Dividend Revenue ETF	0.39	12/12/18	05/24/19	05/24/19	04/30/25
Invesco Senior Loan ETF	0.65	01/18/11	03/02/11	03/03/11	04/30/25
Invesco Short Term Treasury ETF	0.08	09/29/16	01/07/17	01/12/17	04/30/25
Invesco Taxable Municipal Bond ETF	0.28	09/24/09	11/16/09	11/17/09	04/30/25
Invesco Variable Rate Preferred ETF	0.50	03/04/14	04/30/14	05/01/14	04/30/25

* To the extent that the Fund invests its assets in a direct, wholly-owned subsidiary of that Fund organized in the Cayman Islands (a “Subsidiary”), Invesco Capital Management shall not collect the portion of the advisory fee that Invesco Capital Management would otherwise be entitled to collect from the Fund, in an amount equal to 100% of the advisory fee that Invesco Capital Management, as adviser to that Fund’s respective Subsidiary, receives from the Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Managing Director and Chief Executive Officer